UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2006

                        All American Semiconductor, Inc.

             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

0-16207                                                               59-2814714
(Commission File Number)                                        (I.R.S. Employer
                                                             Identification No.)

                16115 Northwest 52nd Avenue, Miami, Florida 33014
            (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (305) 621-8282


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On January 31, 2006, All American Semiconductor, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with John Jablansky, its Senior Vice President of Operations and Asset Management and an executive officer of the Company. The Employment Agreement is effective as of January 1, 2006 and has an initial term through December 31, 2006, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least 60 days prior to expiration of the then current term. The Employment Agreement provides for a base salary, effective as of January 1, 2006, of $200,000 per annum, subject to an annual increase for each calendar year during the term of the Employment Agreement after 2006 equal to the greater of 5% per annum or the annual increase in the cost of living. Mr. Jablansky is also entitled to participate in all employee benefit plans offered by the Company, including, without limitation, medical insurance, dental insurance, pension and/or profit sharing plans, 401(k) plans, stock option plans and cafeteria plans. Under the Employment Agreement, if the Company were to terminate Mr. Jablansky without Cause (as defined in the Employment Agreement) or if Mr. Jablansky were to become disabled, he would be entitled to receive a severance amount equal to that portion of his gross annual salary at the time of termination that would have been paid over the number of weeks equal to the product of 2 multiplied by the full number of calendar years that Mr. Jablansky had been employed by the Company. This severance amount would be paid on the basis of regularly occurring payroll payments as if Mr. Jablansky were still employed by the Company. The Employment Agreement also provides that, in the event that a Change in Control (as defined in the Employment Agreement) of the Company occurs while Mr. Jablansky is employed by the Company, and within the 60-day period prior to the date of the Change in Control or at any time during the 2 year period following the date of the Change in Control, Mr. Jablansky's employment is terminated by the Company without Cause or the Company elects not to renew the Employment Agreement or the Company requires Mr. Jablansky to relocate to an office outside of Miami-Dade County, Broward County or Palm Beach County, Florida without Mr. Jablansky's consent and as a result Mr. Jablansky resigns as an employee of the Company, (A) Mr. Jablansky would receive a severance amount equal to his then current annual salary until the later of 12 months after such termination, non-renewal or resignation or 24 months after the date of the Change in Control, with such severance amount being payable on the basis of regularly occurring payroll payments as if Mr. Jablansky were still employed by the Company, and (B) all options granted by the Company to Mr. Jablansky would automatically vest. The Employment Agreement also contains non-compete, non-solicitation and non-disclosure provisions.

The foregoing is a summary description of the terms and conditions of the Employment Agreement and by its nature is incomplete. The foregoing summary is qualified in its entirety by the text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01         Financial Statements and Exhibits.

         (c)      Exhibits

                  Exhibit No.        Exhibit Description
                  -----------        -------------------

                  10.1 Employment Agreement made and entered into as of January 31, 2006 effective as of January 1, 2006, between the Company and John Jablansky


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALL AMERICAN SEMICONDUCTOR, INC.

Date: January 31, 2006                       By: /s/ HOWARD L. FLANDERS
                                                 -------------------------------
                                                 Howard L. Flanders
                                                 Executive Vice President and
                                                 Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------


           Exhibit No.           Exhibit Description
           -----------           -------------------

           10.1 Employment Agreement made and entered into as of January 31, 2006 effective as of January 1, 2006, between the Company and John Jablansky